UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

BULLION MONARCH MINING, INC.
(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770
(Address of Principal Executive Offices)

(801) 426-8111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14. a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On February 7, 2012, Bullion Monarch Mining, Inc., a Utah corporation (“Bullion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eurasian Minerals Inc., a corporation incorporated under the laws of British Columbia (“Eurasian”), and EMX (Utah) Corp., a Utah corporation and wholly owned subsidiary of Eurasian (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Bullion, with Bullion continuing as the surviving entity (the “Merger”). As a result of the Merger, Bullion will become a wholly-owned subsidiary of Eurasian.

     Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger, or the Effective Time, (a) each share of Bullion’s common stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive $0.11 in cash, plus 0.45 of a validly issued, fully paid and non-assessable share of Eurasian common stock, no par value (the “Merger Consideration”), and (b) each outstanding warrant to purchase shares of Bullion common stock (“Bullion Warrant”) will be deemed to be exchanged for a substitute warrant that will entitle its holder to acquire, in lieu of one share of Bullion’s common stock, the Merger Consideration, upon exercise in accordance with the terms of the original Bullion Warrant.

     Each of Bullion, Eurasian and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement. Bullion’s covenants include a “no-shop” provision prohibiting the solicitation of, provision of information to, and discussions with third parties regarding alternate transactions and a provision requiring Bullion’s board of directors (the “Board”), to recommend that Bullion shareholders adopt the Merger Agreement. These provisions are subject to a “fiduciary-out” exception that, under certain circumstances and prior to the time that Bullion shareholders adopt the Merger Agreement, permits the Board to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals that the Board has determined in good faith to constitute a superior proposal. In addition, Bullion has also agreed to operate its business in the ordinary course, consistent with past practice and the terms of certain interim operations covenants, pending consummation of the Merger.

     The completion of the Merger is subject to various closing conditions, including (a) the approval of the Merger Agreement by Bullion’s shareholders, (b) the effectiveness of the registration statement for the shares of Eurasian common stock to be issued in connection with the Merger and authorization of listing of such shares, (c) subject to certain exceptions, the accuracy of representations and warranties and material compliance with covenants and (d) the absence of any law or order prohibiting the Merger.

     The Merger Agreement contains certain termination rights for both Bullion and Eurasian, including for Bullion to enter, subject to the terms of the Merger Agreement into an agreement with respect to a superior proposal if doing so is necessary for the Board to comply with its fiduciary duties under applicable law. Upon termination under certain circumstances, Bullion would be required to pay Eurasian a termination fee of $4 million. The Merger Agreement also provides that, upon termination under certain circumstances, Eurasian would be required to pay Bullion a termination fee of $1 million.

     Following closing of the Merger, it is expected that Bullion’s President, James (Andy) Morris, will join the Eurasian board of directors and Bullion’s chairman and chief executive officer, R. Don Morris, will be appointed to the Eurasian advisory board.

     The Board unanimously approved the Merger and the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, certain officers and directors of Bullion, who together hold approximately 40% of Bullion’s outstanding common stock as of February 7, 2012, entered into a voting agreement whereby they agreed, among other things, to vote all shares of Bullion common stock held by them in favor of the adoption of the Merger Agreement.

     The foregoing descriptions of the Merger Agreement and the voting agreement are qualified in their entirety by reference to the full text of the Merger Agreement and voting agreement, which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by reference in their entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Bullion or Eurasian. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters exchanged between the parties in connection with the signing of the Merger Agreement. The confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Bullion and Eurasian rather than establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Bullion, Eurasian or their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Bullion’s or Eurasian’s public disclosures.

Item 8.01      Other Events.

     On February 7, 2012, Bullion and Eurasian issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2012, by and among Bullion Monarch Mining, Inc., Eurasian Minerals Inc. and EMX (Utah) Corp.

10.1	Form of Voting Agreement, dated as of February 7, 2012, by and between Eurasian Minerals Inc. and certain shareholders of Bullion Monarch Mining, Inc.

99.1	Joint Press Release dated February 7, 2012.

Forward-Looking Statements

     Statements about the expected timing, completion and effects of the proposed Merger, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the timing of completion of the Merger, future financial and operating results, approval of the Merger by Bullion shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in Bullion reports filed with the SEC, including its Annual Report on Form 10-K for the year ended April 30, 2011 and its Quarterly Report on Form 10-Q for the quarter ended October 31, 2011. This Current Report speaks only as of its date, and Bullion and Eurasian disclaim any duty to update the information herein.

Additional Information and Where to Find It

     In connection with the proposed Merger, Bullion plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus and Eurasian plans to file with the SEC a Registration Statement on Form F-4. The Proxy Statement/Prospectus and the Registration Statement will contain important information about Bullion, Eurasian, the Merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT CAREFULLY WHEN THEY ARE AVAILABLE. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and the Registration Statement and other documents filed with the SEC by Bullion and Eurasian through the web site maintained by the SEC at www.sec.gov and by contacting Bullion at (801) 426-8111 or Eurasian Investor Relations at (303) 973-8585. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Bullion’s website at www.bullionmm.com and on Eurasian’s website at www.eurasianminerals.com.

Participants in the Acquisition of Bullion

     Bullion, Eurasian and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Bullion in respect of the proposed transaction. Information about Bullion’s directors and executive officers is set forth in Bullion’s proxy statement on Schedule 14A filed with the SEC on August 29, 2011. Information about the directors and executive officers of Eurasian can be found in its 2011 management’s information circular dated July 19, 2011 and available at www.sedar.com. Additional information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Bullion shareholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. You can obtain free copies of this document from Bullion or Eurasian using the contact information above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2012	BULLION MONARCH MINING, INC.

	By:	/s/ JAMES A. MORRIS
	Name:	James A. Morris
Its: President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2012, by and among Bullion Monarch Mining, Inc., Eurasian Minerals Inc. and EMX (Utah) Corp.

10.1	Form of Voting Agreement, dated as of February 7, 2012, by and between Eurasian Minerals Inc. and certain shareholders of Bullion Monarch Mining, Inc.

99.1	Joint Press Release dated February 7, 2012.